Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY

    Thomas Golembeski (media) 215-977-6298

    Tom Harr (investors) 215-977-6764

No: 11-08

SUNOCO REPORTS FIRST QUARTER RESULTS

PHILADELPHIA, April 30, 2008 — Sunoco, Inc. (NYSE: SUN) today reported a net loss of $59 million ($(.50) per share diluted) for the first quarter of 2008 versus net income of $175 million ($1.44 per share diluted) for the first quarter of 2007. Income before special items was $85 million ($0.70 per share diluted) for the first quarter of 2007. There were no special items in the first quarter of 2008.

“The first quarter market environment was clearly a challenging one for Sunoco and the refining industry,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “While earnings from our non-refining businesses were significantly improved from prior periods, our Refining and Supply business lost $123 million. The loss in Refining and Supply was primarily the result of weakness in refined product margins, especially for gasoline, which were compressed by the combination of higher crude oil costs and lower product demand.

“Sunoco’s non-refining business units earned $84 million in the first quarter, with the largest contributions coming from Retail Marketing and SunCoke Energy. Retail Marketing earned $26 million, benefiting from expanded retail gasoline margins despite lower gasoline sales volumes versus a year ago. Earnings from SunCoke Energy were $25 million, aided by increased price realizations from our coal and coke production at our Jewell operations. With the anticipated completion later this year of a second cokemaking facility currently under construction at our Haverhill site, and with the recently announced agreements to construct, own and operate additional cokemaking plants in Middletown, Ohio and Granite City, Illinois, we are extremely pleased with the growth in this business.”

Commenting on the outlook for the second quarter, Drosdick said, “Recent declines in U.S. gasoline inventories and continued low refinery utilization rates have led to some improvement in refining market fundamentals as we enter the spring and summer driving seasons. While higher crude oil costs

- more -

SUNOCO 1Q08 EARNINGS, PAGE 2

and lower gasoline demand continued to challenge refiners in April, margins for distillate products remain very strong and gasoline margins are beginning to improve as we progress through the quarter. Due to maintenance activity and some rate reductions related to the market environment, we expect crude runs and production levels in the second quarter to approximate 90 to 95 percent of capacity.”

DETAILS OF FIRST QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply had a loss of $123 million in the first quarter of 2008 versus income of $76 million in the first quarter of 2007. The decrease in earnings was due to lower realized margins and higher expenses, partially offset by higher production volumes. The lower margins reflect the negative impact of much higher average crude oil costs and lower product demand than a year ago, while the higher expenses were largely the result of increased prices for purchased fuel. Production volumes increased in the first quarter of 2008 compared to the year-ago period, although planned and unplanned maintenance work reduced production by approximately 11 million barrels throughout the refining system versus the record level of production in the fourth quarter of 2007. Production in the first quarter of 2007 was negatively impacted by major turnaround and expansion work at the Philadelphia refinery as well as downtime at the Tulsa and Marcus Hook refineries.

RETAIL MARKETING

Retail Marketing earned $26 million in the first quarter of 2008 versus $7 million in the first quarter of 2007. The increase in earnings was primarily due to higher average retail gasoline margins and lower expenses, partially offset by lower gasoline and distillate sales volumes.

CHEMICALS

Chemicals earned $18 million in the current quarter versus $9 million in the first quarter of 2007. The increase in earnings was due primarily to lower expenses and higher sales volumes. The lower expenses during the first quarter of 2008 were largely due to the transfer of cumene and propylene splitter assets to Refining and Supply, effective January 1, 2008. This asset transfer also reduced margins during the current quarter which was offset by higher realized margins on both phenol and polypropylene sales.

LOGISTICS

Earnings for the Logistics segment were $15 million in the first quarter of 2008 versus $9 million in the first quarter of 2007. The increase was due to record results from Sunoco Logistics Partners L.P. (NYSE: SXL) which benefited from strong performance in its western pipeline system and terminalling operations. Sunoco currently has a 43 percent interest in Sunoco Logistics Partners L.P., which includes its 2 percent general partnership interest.

- more -

SUNOCO 1Q08 EARNINGS, PAGE 3

COKE

The Coke business earned $25 million in the first quarter of 2008 versus $11 million in the prior year first quarter. The increase in earnings was primarily due to increased price realizations from coal and coke production at Jewell, partially offset by lower tax benefits from cokemaking operations.

CORPORATE AND OTHER

Corporate administrative expenses were $17 million after tax in the first quarter of 2008 versus $15 million in the first quarter of 2007. The increase was primarily due to a $9 million unfavorable income tax consolidation adjustment, partially offset by lower accruals for performance-related incentive compensation.

Net financing expenses were $3 million after tax in the first quarter of 2008 versus $12 million after tax in the first quarter of 2007. The decrease was primarily due to lower interest expense, higher interest income and the absence of expense attributable to the preferential return of third-party investors in Sunoco’s Indiana Harbor cokemaking operations.

SPECIAL ITEM

During the first quarter of 2007, Sunoco recognized a $90 million after-tax gain related to the prior issuance of limited partnership units of Sunoco Logistics Partners L.P. to the public.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, nearly 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on May 1, 2008. It can be accessed through Sunoco’s website—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and

- more -

SUNOCO 1Q08 EARNINGS, PAGE 4

Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; changes in coal and coke prices; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s 2007 Form 10-K filed with the Securities and Exchange Commission on February 27, 2008 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

-END OF TEXT, CHARTS FOLLOW-

- more -

SUNOCO 1Q08 EARNINGS, PAGE 5

Sunoco, Inc.

2008 First Quarter Financial Summary

(Unaudited)

First Quarter	2008		2007
Revenues	$12,813,000,000		$9,305,000,000

Net Income (Loss)	$(59,000,000)		$175,000,000

Net Income (Loss) Per Share of Common Stock:
Basic	$(.50)		$1.44
Diluted	$(.50	)*	$1.44

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	117.2		121.4
Diluted	117.2	*	121.7

*	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

- more -

SUNOCO 1Q08 EARNINGS, PAGE 6

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended March 31
	2008	2007	Variance
Refining and Supply	$(123)	$76	$(199)
Retail Marketing	26	7	19
Chemicals	18	9	9
Logistics	15	9	6
Coke	25	11	14
Corporate and Other:
Corporate expenses	(17)	(15)	(2)
Net financing expenses and other	(3)	(12)	9

	(59)	85	(144)
Special items	—	90	(90)

Consolidated net income (loss)	$(59)	$175	$(234)

Earnings (loss) per share of common stock (diluted):
Income (loss) before special items	$(.50)	$.70	$(1.20)
Special items	—	.74	(.74)

Net income (loss)	$(.50)	$1.44	$(1.94)

- more -

SUNOCO 1Q08 EARNINGS, PAGE 7

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2008		2007
TOTAL REFINING AND SUPPLY

Income (Loss) (Millions of Dollars)	$(123)		$76
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$3.43		$6.98
Crude Inputs as Percent of Crude Unit Rated Capacity	85	**	85
Throughputs (Thousand Barrels Daily):
Crude Oil	777.9		761.5
Other Feedstocks	78.3		79.4

Total Throughputs	856.2		840.9

Products Manufactured (Thousand Barrels Daily):
Gasoline	393.5		401.4
Middle Distillates	298.6		285.4
Residual Fuel	56.3		61.1
Petrochemicals	32.8		34.4
Lubricants	12.2		12.9
Other	95.3		75.8

Total Production	888.7		871.0
Less: Production Used as Fuel in Refinery Operations	40.4		39.7

Total Production Available for Sale	848.3		831.3

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in MidContinent Refining in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

- more -

SUNOCO 1Q08 EARNINGS, PAGE 8

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2008		2007
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$3.50		$5.25
Market Benchmark 6-3-2-1 (Value Added ) (Per Barrel)	$5.78		$8.16
Crude Inputs as Percent of Crude Unit Rated Capacity	87		82
Throughputs (Thousand Barrels Daily):
Crude Oil	569.5		539.1
Other Feedstocks	70.6		69.5

Total Throughputs	640.1		608.6

Products Manufactured (Thousand Barrels Daily):
Gasoline	294.2		289.3
Middle Distillates	228.4		210.1
Residual Fuel	52.1		57.4
Petrochemicals	27.0		25.6
Other	61.2		44.7

Total Production	662.9		627.1
Less: Production Used as Fuel in Refinery Operations	29.8		28.2

Total Production Available for Sale	633.1		598.9

MidContinent Refining**

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$3.21		$11.42
Market Benchmark 3-2-1 (Per Barrel)	$6.12		$11.06
Crude Inputs as Percent of Crude Unit Rated Capacity	82	***	91
Throughputs (Thousand Barrels Daily):
Crude Oil	208.4		222.4
Other Feedstocks	7.7		9.9

Total Throughputs	216.1		232.3

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.
**	Comprised of the Toledo and Tulsa refineries.
***	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

- more -

SUNOCO 1Q08 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2008	2007
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	99.3	112.1
Middle Distillates	70.2	75.3
Residual Fuel	4.2	3.7
Petrochemicals	5.8	8.8
Lubricants	12.2	12.9
Other	34.1	31.1

Total Production	225.8	243.9
Less: Production Used as Fuel in Refinery Operations	10.6	11.5

Total Production Available for Sale	215.2	232.4

RETAIL MARKETING

Income (Millions of Dollars)	$26	$7
Retail Margin* (Per Barrel):
Gasoline	$4.68	$3.48
Middle Distillates	$7.12	$6.84
Sales (Thousand Barrels Daily):
Gasoline	280.1	299.3
Middle Distillates	37.7	46.9

	317.8	346.2

Total Retail Gasoline Outlets, End of Period	4,682	4,683
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	146	142
Convenience Stores:
Total Stores, End of Period	719	736
Merchandise Sales (M$/Store/Month)	$82	$76
Merchandise Margin (Company Operated) (% of Sales)	27%	26%

*	Retail sales price less related wholesale price, terminalling and transportation costs and consumer excise taxes per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

- more -

SUNOCO 1Q08 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2008	2007
CHEMICALS

Income (Millions of Dollars)	$18	$9
Margin* (Cents per Pound):
All Products**	10.6	10.5
Phenol and Related Products	9.2	8.8
Polypropylene**	12.5	12.7
Sales (Millions of Pounds):
Phenol and Related Products	599	592
Polypropylene	569	548
Other	24	20

	1,192	1,160

*       Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS

Income (Millions of Dollars)	$15	$9
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,254	1,156
Affiliated Customers	1,579	1,566

	2,833	2,722

* Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$25	$11
Coke Production (Thousands of Tons):
United States	613	611
Brazil*	388	32

*	Represents amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007, with full production achieved during the fourth quarter of 2007.

- more -

SUNOCO 1Q08 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2008	2007
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$178	$270
Retail Marketing	13	13
Chemicals	6	14
Logistics	23	18
Coke	37	17

	$257	$332

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$65	$56
Retail Marketing	26	26
Chemicals	17	19
Logistics	15	9
Coke	5	5

	$128	$115

- more -

SUNOCO 1Q08 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
Refining and Supply	$76	$482	$171	$43	$772
Retail Marketing	7	30	31	1	69
Chemicals	9	6	13	(2)	26
Logistics	9	10	14	12	45
Coke	11	13	7	(2)	29
Corporate and Other:
Corporate expenses	(15)	(18)	(11)	(23)	(67)
Net financing expenses and other	(12)	(14)	(9)	(6)	(41)

	85	509	216	23	833
Special items	90	—	—	(32)	58

Consolidated net income (loss)	$175	$509	$216	$(9)	$891

Earnings (loss) per share of common stock (diluted):
Income before special items	$.70	$4.20	$1.81	$.20	$6.94
Special items	.74	—	—	(.28)	.49

Net income (loss)	$1.44	$4.20	$1.81	$(.08)	$7.43

- more -

SUNOCO 1Q08 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

2008 First Quarter
Refining and Supply	$(123)
Retail Marketing	26
Chemicals	18
Logistics	15
Coke	25
Corporate and Other:
Corporate expenses	(17)
Net financing expenses and other	(3)

(59)
Special Items	—

Consolidated net income (loss)	$(59)

Earnings (loss) per share of common stock (diluted):
Income (loss) before special items	$(.50)
Special items	—

Net income (loss)	$(.50)

- more -

SUNOCO 1Q08 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724	$11,475	$13,136	$44,470
Interest income	5	4	7	9	25
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	151	—	—	—	151
Other income, net	14	36	15	17	82

	9,305	10,764	11,497	13,162	44,728

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865	10,078	12,040	38,971
Consumer excise taxes	641	669	673	644	2,627
Selling, general and administrative expenses	221	236	221	274	952
Depreciation, depletion and amortization	115	117	123	125	480
Payroll, property and other taxes	37	30	36	32	135
Provision for asset write-downs and other matters	—	—	—	53	53
Interest cost and debt expense	35	32	29	31	127
Interest capitalized	(9)	(5)	(5)	(7)	(26)

	9,028	9,944	11,155	13,192	43,319
Income (loss) before income tax expense (benefit)	277	820	342	(30)	1,409
Income tax expense (benefit)	102	311	126	(21)	518

Net income (loss)	$175	$509	$216	$(9)	$891

- more -

SUNOCO 1Q08 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

2008 First Quarter
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,796
Interest income	9
Other income, net	8

12,813

COSTS AND EXPENSES
Cost of products sold and operating expenses	11,935
Consumer excise taxes	590
Selling, general and administrative expenses	198
Depreciation, depletion and amortization	128
Payroll, property and other taxes	42
Interest cost and debt expense	28
Interest capitalized	(9)

12,912
Income (loss) before income tax expense (benefit)	(99)
Income tax expense (benefit)	(40)

Net income (loss)	$(59)

- more -

SUNOCO 1Q08 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At March 31 2008	At December 31 2007
ASSETS
Current Assets
Cash and cash equivalents	$347	$648
Accounts and notes receivable, net	3,406	2,710
Inventories	1,082	1,150
Deferred income taxes	132	130

Total Current Assets	4,967	4,638

Investments and long-term receivables	173	175
Properties, plants and equipment, net	7,169	7,039
Deferred charges and other assets	529	574

Total Assets	$12,838	$12,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$6,125	$5,443
Current portion of long-term debt	3	4
Taxes payable	88	193

Total Current Liabilities	6,216	5,640

Long-term debt	1,683	1,724
Retirement benefit liabilities	526	525
Deferred income taxes	1,084	1,027
Other deferred credits and liabilities	533	538
Minority interests	429	439
Shareholders’ equity	2,367	2,533

Total Liabilities and Shareholders’ Equity	$12,838	$12,426

- more -

SUNOCO 1Q08 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31
	2008	2007
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(59)	$175
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	(151)
Depreciation, depletion and amortization	128	115
Deferred income tax expense	49	92
Payments less than expense for retirement plans	8	11
Changes in working capital pertaining to operating activities	(71)	(22)
Other	14	17

Net cash provided by operating activities	69	237

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(257)	(332)
Proceeds from divestments	3	6
Other	40	(3)

Net cash used in investing activities	(214)	(329)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	—	55
Net proceeds from issuance of long-term debt	5	48
Repayments of long-term debt	(47)	(4)
Cash distributions to investors in cokemaking operations	(17)	(7)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(14)	(13)
Cash dividend payments	(32)	(30)
Purchases of common stock for treasury	(49)	—
Proceeds from issuance of common stock under management incentive plans	—	4
Other	(2)	(2)

Net cash provided by (used in) financing activities	(156)	51

Net decrease in cash and cash equivalents	(301)	(41)
Cash and cash equivalents at beginning of period	648	263

Cash and cash equivalents at end of period	$347	$222

-END OF SUNOCO 1Q08 EARNINGS REPORT-